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                                                                  Exhibit 1

                       CAMBRIDGE ELECTRIC LIGHT COMPANY

                           CONDENSED BALANCE SHEETS

                              SEPTEMBER 30, 1998

                                    ASSETS

                            (ACTUAL AND PRO FORMA)

                            (Dollars in thousands)
                                  (Unaudited)



                                             Actual    Adjustments  Pro Forma

PROPERTY, PLANT AND EQUIPMENT,
 at original cost                           $169,418     $(33,511)  $135,907
  Less -  Accumulated depreciation            68,659      (23,289)    45,370
                                             100,759      (10,222)    90,537

INVESTMENTS
  Equity in nuclear electric
     power companies                           9,739          -        9,739
  Other                                            5          -            5
                                               9,744          -        9,744

CURRENT ASSETS
  Cash                                           410          -          410
  Accounts receivable                         13,511         (657)    12,854
  Unbilled revenues                            2,404          -        2,404
  Prepaid taxes -
    Income                                       248          -          248
    Property                                   2,545          -        2,545
  Inventories and other                        1,567         (740)       827
                                              20,685       (1,397)    19,288

DEFERRED CHARGES                              72,850       11,340     84,190

                                            $204,038     $   (279)  $203,759













                            See accompanying notes.
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                                                                   Exhibit 1
                                                                  (Continued)

                       CAMBRIDGE ELECTRIC LIGHT COMPANY

                           CONDENSED BALANCE SHEETS

                              SEPTEMBER 30, 1998

                        CAPITALIZATION AND LIABILITIES

                            (ACTUAL AND PRO FORMA)

                            (Dollars in thousands)
                                  (Unaudited)


                                             Actual    Adjustments  Pro Forma

CAPITALIZATION

  Common Equity                              $50,613     $(17,000)   $33,613

  Long-term debt, including premiums, less
    maturing debt and current sinking fund
    requirements                               7,301       25,000     32,301
                                              57,914        8,000     65,914

CURRENT LIABILITIES
  Interim Financing                           36,500      (36,500)       -

  Other Current Liabilities -
    Current sinking fund requirements            100          -          100
    Accounts payable                          10,957         (585)    10,372
    Accrued local property and other taxes     3,375         (340)     3,035
    Other                                      8,862          -        8,862
                                              23,294         (925)    22,369
                                              59,794      (37,425)    22,369

DEFERRED CREDITS
  Accumulated deferred income taxes           15,573      (15,573)       -
  Purchased power contracts                   59,603          -       59,603
  Regulatory liability                           -         45,113     45,113
  Unamortized investment tax credits
    and other                                 11,154         (394)    10,760
                                              86,330       29,146    115,476

COMMITMENTS AND CONTINGENCIES
                                            $204,038     $   (279)  $203,759







                            See accompanying notes.